Exhibit 10.14

                                LETTER OF INTENT

     The purpose of this Letter of Intent, dated effective as of July 17, 2000, is to summarize the main terms of a proposed business relationship between Kronos Air Technologies, Inc., a Nevada corporation ("KAT"), and Polus Technologies, Inc. ("Polus"), pursuant to which Polus intends to assist KAT in various activities in certain markets relating to the technologies developed and owned by KAT, and devices containing or embodying such technologies, commonly known as "Kronos." KAT and Polus intend to commence negotiations and prepare definitive agreements (collectively, the "Definitive Agreements") in due course after the date hereof, based upon the matters summarized herein, which Definitive Agreements will be intended to set forth the rights, obligations, and undertakings of the parties. The parties' stated intend to proceed expeditiously to complete and sign this Letter of Intent and commence the activities described herein is believed in good faith to be in their mutual and respective best interests and they look forward to working together to accomplish their goals.

     Based upon the foregoing, the main terms of the proposed relationship between KAT and Polus may be summarized as follows:

     A. CONTRIBUTIONS OF POLUS. The parties intend that Polus actively exert its good faith best efforts to seek and promote the deployment of Kronos in hospitals, clinics, and other medical facilities in Poland, with similar activity for the further deployment of Kronos in certain other countries of Eastern and Northern Europe. In connection with the foregoing, in all such markets the parties intend that Polus will assume responsibility for, among other things, (i) the arrangement, establishment, and set-up of necessary and suitable manufacturing facilities, (ii) conducting marketing and distribution activities,
          (iii) compliance with legal and regulatory requirements, (iv) national and local government liaison and relations, (v) protection and enforcement of intellectual property rights relating to Kronos, (vi) general facilitation of all matters necessary for the promotion and deployment of Kronos in the manner contemplated by the parties, and
          (vii) day-to-day management of all business and other affairs relating to the activities contemplated in this paragraph A.

     B. CONTRIBUTIONS OF KAT. The parties intend that KAT make available and provide Kronos in applications appropriate for deployment in hospitals, clinics, and medical facilities, and provide such other cooperation and assistance as Polus may reasonably request from time to time to facilitate the activities contemplated in paragraph A above.

     C. PURPOSE OF THIS LETTER OF INTENT. This Letter of Intent is intended by the parties as a statement of their interests and mutual intent to proceed with the activities contemplated in paragraph A above and complete the Definitive Agreements, and shall not of itself be deemed to grant or constitute any binding, enforceable, or exclusive rights,

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          licenses, or obligations of the parties in or to Kronos, or any right, obligation, offer, or commitment of any of the parties to enter into the Definitive Agreements. The parties intend that any and all rights, obligations, offers, commitments, and licenses shall be contained only in the Definitive Agreements executed and delivered by them. The parties do not intend that either of them be bound to each other by this Letter of Intent for damages, expenses, failure to finally agree upon the terms and conditions of the Definitive Agreements, or in any other way. The parties intend that each of them will bear their respective costs and expenses associated with this Letter of Intent and completion of the Definitive Agreements.

     D. UNDERTAKING OF GOOD FAITH. Realizing that they are unable to anticipate and provide for every contingency which may arise during the course of their relations prior to execution and delivery of the Definitive Agreements, the parties intend that principles of commercial good faith will govern and that they will at all times seek to enhance and maximize the economic value of Kronos, and amicably resolve any disputes which may arise between them.

     E. PRESS RELEASE. The parties intend to collaborate on the content of an appropriate press release regarding the transactions contemplated herein, to be issued as soon as practicable following the date of this Letter of Intent.

     F. FINDERS. Neither KAT nor Polus has utilized the services of any finder, directly or indirectly, in connection with any introduction, negotiation, or other proceeding relating to this Letter of Intent or the transactions contemplated herein or in the Definitive Agreements, and no fees or other compensation is payable by either KAT or Polus to any finder in connection herewith or therewith.

     G. PRIORITY OF THIS LETTER OF INTENT. The parties intend that this Letter of Intent supersede any and all prior communications, understandings, statements of intent, and agreements between them with respect to the subject mater hereof.


                        [SIGNATURES APPEAR ON NEXT PAGE]




     The parties' execution in the space provided below shall evidence their acceptance of the terms of this Letter of Intent and that they intend to proceed as outlined herein.


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        Kronos Air Technologies, Inc.


        By:  /s/ W. Alan Thomson
             ---------------------------------
            Name:  W. Alan Thomson
                   ---------------------------
            Title:  President          7/18/00
                    --------------------------


        Polus Technologies, Inc.


        By:   /s/ Clyde W. Frank
            ---------------------------------
            Clyde W. Frank, President










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